SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Employment Agreement - Robert G. Simpson
Employment Agreement - Duane C. Woods

Item 1.01 Entry into a Material Definitive Agreement

     Waste Management, Inc. (the “Company”) has entered into new employment agreements with two of its executive officers. Messrs. Simpson and Woods, the Company’s Senior Vice President and Chief Financial Officer and the Company’s Senior Vice President – Western Group, respectively, executed new employment agreements with the Company effective October 20, 2004. These new agreements were entered into to reflect the executives’ promotions within the Company. Mr. Simpson, previously the Company’s Senior Vice President and Chief Accounting Officer, was named Senior Vice President and Chief Financial Officer on March 6, 2004. Mr. Woods, previously the Group General Counsel for the Company’s Western Group, was named Senior Vice President — Western Group on June 3, 2004.

Item 8.01 Other Events

     Effective October 20, 2004, the Company also entered into amendments to existing employment agreements with certain of its executive officers. The amendments to the agreements with Messrs. Caldwell, Damico, Felago, Hopkins, LaValley, Trevethan, Williams, Wittenbraker, Lowell, Myers, Pio and Ragiel all provide that, in order for such executive to receive the compensation currently provided for in his agreement upon his termination of employment from the Company with Good Reason or termination of his employment by the Company without Cause in connection with a Change in Control (all capitalized terms as defined in the respective agreements), such termination must occur within six months before, or two years after, the Change in Control. The agreements being amended did not provide for a specific time period in which change in control severance payments (as opposed to those not in connection with a change in control) could be claimed. Ms. Caddell’s agreement was also amended to modify the definition of a “voluntary retirement” for purposes of Ms. Caddell receiving certain retirement related financial planning perquisites that she is entitled to under her current agreement, as well as to conform the definition of a “Change in Control” to that contained in the other executives’ agreements.

     Finally, effective October 20, 2004, the Company entered into amendments to the existing employment agreements of Messrs. Steiner and O’Donnell. These amendments also specify that to receive severance payments for termination of employment with Good Reason or termination by the Company without Cause in connection with a Change in Control, the termination must occur within six months before or two years after the Change in Control. Mr. Steiner, previously Executive Vice President and Chief Financial Officer, was named Chief Executive Officer on March 6, 2004. On the same day, Mr. O’Donnell, formerly the Executive Vice President – Western Group, was named President and Chief Operating Officer. The amendments therefore also provide for updates to the existing agreements to reflect the executives’ current titles, salary and target bonus provisions.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated effective as of October 20, 2004 between the Company and Robert G. Simpson

10.2	Employment Agreement dated effective as of October 20, 2004 between the Company and Duane C. Woods

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: October 26, 2004	By:	/s/ Rick L Wittenbraker

Rick L Wittenbraker
Senior Vice President, General
Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement dated effective as of October 20, 2004 between the Company and Robert G. Simpson

10.2	Employment Agreement dated effective as of October 20, 2004 between the Company and Duane C. Woods